SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 DATE OF EVENT REQUIRING REPORT: March 19, 2001


                                GOHEALTH.MD, INC.
              -----------------------------------------------------
              (Exact name of registrant as specified in it charter)

                            NUGGET EXPLORATION, INC.
                           ---------------------------
                           (Former name of registrant)

                                     NEVADA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                0-10201                               83-0250943
        ------------------------         ------------------------------------
        (Commission File Number)         (IRS Employer Identification Number)


               2051 Springdale Road, Cherry Hill, New Jersey 08003
               ---------------------------------------------------
                    (Address of principal executive offices)


                                 (856) 424-8889
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5    OTHER EVENTS AND REGULATIONS FD DISCLOSURE

     William Hanna, President and CEO of GOHEALTH.MD (OTC Bulletin Board: GOMD) announced today that the company had accepted the resignation of Dr. Leonard F. Vernon as an officer and director of the company. Dr. Leonard Vernon has resigned to resume a more active role with his medical practice.

     William Hanna as a continuing director will assume the additional responsibilities as President, Chief Executive Officer and Chairman of the Board of GOHEALTH. Mr. Hanna has been active in the medical field for over eight years. He is currently president of the Able MRI, a magnetic resonance imaging company.

     Joining Mr. Hanna as members of the new Board of Directors are Mr. David Reichman and Mr. Gary L. Crooks. Mr. Reichman, after a five year stay with American Express Company, moved on in 1975 to form his own private consulting practice specializing in tax representation and business management. Mr. Crooks is the managing director of a branch office of SAL Financial Services, Inc. Mr. Crooks has more than twenty-five years experience in the financial industry - a third of which were as a senior equity trader at Morgan Stanley.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   This 4th day of April, 2001


                                        GOHEALTH.MD, INC.

                                        By: /s/ William Hanna
                                            ---------------------------
                                        William Hanna, Chairman of the Board